Exhibit 3.4

BY-LAWS

OF

REGAL BELOIT AMERICA, INC.

(a Wisconsin Corporation)

August 2015

SUMMARY REFERENCE

TO THE BY-LAWS OF REGAL BELOIT AMERICA, INC.

0.01.	Date of annual shareholders’ meeting (See Section 2.01):

The annual meeting of shareholders shall be held in August with the date and time set by the president a minimum of 30 days prior to the meeting date.

*

0.02.	Required notice of shareholders’ meeting (See Section 2.04): not less than 30 days.

*

0.03.	Authorized number of directors (See Section 3.01): between 2 and 7.

*

0.04.	Required notice of directors’ meetings (See Section 3.05):

(a)	not less than 5 days if by mail, and

(b)	not less than 3 days if by e-mail, fax, or personal delivery.

*

0.05.	Authorized number of Vice Presidents (See Section 4.01): one or more.

   *      These spaces are reserved for official notation of future amendments to these sections.

INDEX

  TO THE BY-LAWS OF REGAL BELOIT AMERICA, INC.

Section	Subject Matter
I.	OFFICES

1.01.	Principal and Business Offices
1.02.	Registered Office

II.	SHAREHOLDERS

2.01.	Annual Meeting
2.02.	Special Meeting
2.03.	Place of Meeting
2.04.	Notice of Meeting
2.05.	Closing of Transfer Books or Fixing of Records Date
2.06.	Voting Lists
2.07.	Quorum
2.08.	Conduct of Meetings
2.09.	Proxies
2.10.	Voting of Shares
2.11.	Waiver of Notice by Shareholders
2.12.	Unanimous Consent Without Meeting

III.	BOARD OF DIRECTORS

3.01.	General Powers and Number
3.02.	Tenure, Qualifications and Removal
3.03.	Regular Meetings
3.04.	Special Meetings
3.05.	Notice; Waiver
3.06.	Quorum
3.07.	Manner of Acting
3.08.	Conduct of Meeting
3.09.	Vacancies
3.10.	Compensation
3.11.	Presumption of Assent
3.12.	Committees
3.13.	Unanimous Consent Without Meeting

3.14.	Conduct of Meetings by or through the use of Communications Equipment

(a) Participation
(b) Nature of the Meeting
(c) Verification of Identity
(d) Procedure for Verification
(e) Minutes of the Meeting

IV.	OFFICERS

4.01.	Number
4.02.	Election and Term of Office
4.03.	Removal
4.04.	Vacancies
4.05.	The Chief Executive Officer
4.06.	The Chief Financial Officer
4.07.	The President
4.08.	The Vice Presidents
4.09.	The Secretary
4.10.	The Treasurer
4.11.	Assistant Secretaries and Assistant Treasurers
4.12.	Other Assistants and Acting Officers
4.13.	Compensation

V.	CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

5.01.	Contracts
5.02.	Loans
5.03.	Checks, Drafts, Etc.
5.04.	Deposits
5.05.	Voting of Securities Owned by This Corporation

VI.	CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01.	Certificates for Shares
6.02.	Facsimile Signature
6.03.	Signature by Former Officers
6.04.	Transfer of Shares
6.05.	Lost, Destroyed or Stolen Certificates
6.06.	Consideration for Shares
6.07.	Restrictions on Transfer
6.08.	Stock Regulations

VII.	INDEMNIFICATION

7.01.	Indemnification for Successful Defense
7.02.	Other Indemnification
7.03.	Written Request
7.04.	Nonduplication
7.05.	Determination of Right to Indemnification
7.06.	Advance Expenses
7.07.	Nonexclusivity
7.08.	Court-Ordered Indemnifications
7.09.	Indemnification of Employees or Agents
7.10.	Insurance
7.11.	Securities Law Claims
7.12.	Liberal Construction
7.13.	Definitions Applicable to this Article

VIII.	SEAL

IX.	AMENDMENTS

9.01.	By Shareholders
9.02.	By Directors
9.03.	Implied Amendment

ARTICLE I. OFFICES

SECTION 1.01.        Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.02.        Registered Office. The registered office of the Corporations by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the Corporation shall be identical to such registered office.

6	Return to Index

ARTIRCLE II. SHAREHOLDERS

SECTION 2.01.        Annual Meeting. The annual meeting of the shareholders shall be held in August each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day set for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.02.       Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called by the President or the Board of Directors, and shall be called by the President at the written request (a) of the holders of not less than one tenth of all shares of the Corporation entitled to vote at the meeting, or (b) of one third, but in no event less than two, of the directors then in office.

SECTION 2.03.       Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

SECTION 2.04.       Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid. If e-mailed, such notice shall be deemed to be delivered upon transmittal of the notice addressed to the shareholder’s e-mail address as it appears on the records of the corporation.

7	Return to Index

SECTION 2.05.       Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period by not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 2.06.       Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

SECTION 2.07.       Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which \might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.08.       Conduct of Meetings. Except to the extent the Board of Directors may otherwise provide, the President, and in his or her absence, a Vice President in the order provided under Section 4.07, and in their absence any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

8	Return to Index

SECTION 2.09.       Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

SECTION 2.10.       Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

SECTION 2.11.       Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

SECTION 2.12.       Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

9	Return to Index

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.01.       General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be as provided in Section 0.03.

SECTION 3.02.       Tenure, Qualifications and Removal. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing his or her written resignation with the Secretary of the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

SECTION 3.03.       Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.04.       Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if the Board of Directors determines to elect one), the President, Secretary, or any two directors. The Chairman of the Board, the President, or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the state of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the state of Wisconsin.

SECTION 3.05.       Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by fax or e- mail to each director at his or her business address or e-mail address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by fax or e-mail, such notice shall be deemed to be delivered when the notice is transmitted. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

10	Return to Index

SECTION 3.06.       Quorum. Except as otherwise provided by law or by the articles of incorporation or these bylaws, a majority of the number of directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

SECTION 3.07.       Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws.

SECTION 3.08.       Conduct of Meeting. The Chairman of the Board, or in the event the Board of Directors determines not to elect a Chairman of the Board, or in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.07, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

SECTION 3.09.       Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

SECTION 3.10.       Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

SECTION 3.11.       Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

11	Return to Index

SECTION 3.12.       Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors as provided in Section 0.03 may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.13.       Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

SECTION 3.14.       Conduct of Meetings by or through the use of Communications Equipment.

(a)        Participation. Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting of the Board of Directors by, or the Board of Directors may conduct the meeting through the use of, any means of communication by which any of the following occurs: (i) all participating directors may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participation director, and each participating director is able to immediately send messages to all other participating directors. A director participating in such a meeting shall be deemed to be present in person at the meeting.

(b)        Nature of the Meeting. If a meeting is conducted pursuant to this section, the presiding officer at the meeting shall inform each participating director that a meeting is taking place at which official business may be transacted.

(c)        Verification of Identity. The presiding officer at a meeting conducted pursuant to this section shall verify the identity of each participating director before the directors vote at the meeting: (i) on a plan of merger or, prior to January ___, 2015, a share exchange; (ii) to sell, lease, exchange or otherwise dispose of substantial property or assets of the Corporation; (iii) to voluntarily dissolve or to revoke voluntary dissolution proceedings; or (iv) to file for bankruptcy. For the purposes of this section, “substantial property or assets” means property or assets whose book value constitutes 50% or more of the total book value of the assets of the Corporation as reflected on the Corporation’s financial statements as of the end of the immediately preceding fiscal year.

12	Return to Index

(d)        Procedure for Verification. The Secretary of the Corporation, or such other officer as the Board of Directors may designate, shall prepare a list containing the name of each director and (i) the social security number of each director and (ii) the maiden name of the mother of each director. If the presiding officer at a meeting conducted pursuant to this section is required to verify the identity of a director, the presiding officer shall require each director to recite either his or her social security number or his or her mother’s maiden name. If a director is unable to correctly recite either his or her social security number or his or her mother’s maiden name, such director shall not be entitled to participate in the meeting.

(e)        Minutes of the Meeting. If requested by a director, the Secretary of the Corporation shall prepare minutes of a meeting pursuant to this section and distribute such minutes to each director.

13	Return to Index

ARTICLE IV. OFFICERS

SECTION 4.01.       Number. The principal officers of the Corporation shall be a President, one or more Vice Presidents (the number, precedence and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The CEO or President may also designate and elect one of the Vice Presidents as Executive Vice President. The CEO or President may also designate and elect one or more of the Vice Presidents as Senior Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the CEO or President. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

SECTION 4.02.       Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his or her prior death, resignation or removal.

SECTION 4.03.       Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4.04.       Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05.       The Chief Executive Officer. The Chief Executive Officer is the principal executive officer and shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board

SECTION 4.06.       The Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial officer shall report directly to the Chief Executive Officer

14	Return to Index

SECTION 4.07.       President. The President shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of a CEO if one be designated, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribe by the CEO, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the CEO; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the CEO from time to time.

SECTION 4.08.       The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the CEO, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assign to him by the CEO or President. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

SECTION 4.09.       The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the President or CEO.

SECTION 4.10.       The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 6.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the CEO.

15	Return to Index

SECTION 4.11.       Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize, the Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 4.12.       Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

SECTION 4.13.       Compensation. The compensation of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

16	Return to Index

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

SECTION 5.01.       Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

SECTION 5.02.       Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

SECTION 5.03.       Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

SECTION 5.04.       Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

SECTION 5.05.       Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he be present, or in his absence by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy of consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or counter-signature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

17	Return to Index

ARTICLE VI. CERTIFICATES FOR SHARES

SECTION 6.01.       Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

SECTION 6.02.       Facsimile Signatures. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

SECTION 6.03.       Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 6.04.       Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificated for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed by or under the authority of the Board of Directors.

SECTION 6.05.       Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

SECTION 6.06.       Consideration for Shares. The shares of the Corporation may be issued for such consideration, not less than the par value thereof (if any), as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

18	Return to Index

SECTION 6.07.       Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

SECTION 6.08.       Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

19	Return to Index

ARTICLE VII. INDEMNIFICATION

SECTION 7.01.      Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 9.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

SECTION 7.02.       Other Indemnification.

(a)            In cases not included under Section 9.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

(1)       A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

(2)       A violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

(3)       A transaction from which the director or officer derived an improper personal profit.

(4)       Willful misconduct.

(b)           Determination of whether indemnification is required under this Section shall be made pursuant to Section 9.05.

(c)           The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

SECTION 7.03.       Written Request. A director or officer who seeks indemnification under Sections 9.01 or 9.02 shall make a written request to the corporation.

SECTION 7.04.       Nonduplication. The corporation shall not indemnify a director or officer under Sections 9.01 or 9.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

20	Return to Index

SECTION 7.05.       Determination of Right to Indemnification.

(a) Unless otherwise provided by the articles of incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 9.02 shall select one of the following means for determining his or her right to indemnification:

(1)   By a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2)   By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in subsection (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.

(3)   By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under subsection (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

(4)   By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5)   By a court under vSection 9.08.

(6)   By any other method provided for in any additional right to indemnification permitted under Section 9.07.

(b)  In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 9.02 should not be allowed.

(c)   A written determination as to a director’s or officer’s indemnification under Section 9.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

(d)  If it is determined that indemnification is required under Section 9.02, the corporation shall pay all liabilities and expenses not prohibited by Section 9.04 within 10 days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

21	Return to Index

SECTION 7.06.       Advance Expenses. Within 10 days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

(a)   A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

(b)   A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 9.05 that indemnification under Section 9.02 is not required and that indemnification is not ordered by a court under Section 9.08(b)(2). The undertaking under this Subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

SECTION 7.07.       Nonexclusivity.

(a)   Except as provided in (b), Sections 9.01, 9.02 and 9.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

(1)   The articles of incorporation.

(2)   A written agreement between the director or officer and the corporation.

(3)   A resolution of the board of directors.

(4)   A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

(b)   Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Subsection 9.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this Subsection.

(c)   Sections 9.01 and 9.13 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

22	Return to Index

(1)   As a witness in a proceeding to which he or she is not a party.

(2)  As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

SECTION 7.08.       Court-Ordered Indemnifications.

(a)   Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Subsection 9.05(a)(5) or for review by the court of an adverse determination under Subsection 9.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b)   The court shall order indemnification if it determines any of the following:

(1)   That the director or officer is entitled to indemnification under Sections 9.01 or 9.02.

(2)   That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 9.02.

(c)   If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

SECTION 7.09.       Indemnification of Employees or Agents. The corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer to the extent provided by the articles of incorporation or bylaws, by general or specific action of the board of directors or by contract.

SECTION 7.10.       Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director, or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 9.01, 9.02, 9.06 and 9.09.

SECTION 7.11.       Securities Law Claims.

(a)   Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 9.01 to 9.10.

23	Return to Index

(b)   Sections 9.01 to 9.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule, or regulation regulating the offer, sale or purchase of securities, securities brokers, or dealers, or investment companies or investment advisers.

SECTION 7.12.      Liberal Construction. In order for the corporation to obtain and retain qualified directors and officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors and officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

SECTION 7.13       Definitions Applicable to this Article.

(a)  “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(b)   “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(c)   “Director or Officer” means any of the following:

(1)   A natural person who is or was a director or officer of this corporation.

(2)   A natural person who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise.

(3)   A natural person who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

(4)   Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee, or agent of an affiliate shall be so serving at the request of the corporation.

(d)   “Expenses” include fees, costs, charges, disbursements, attorney fees, and other expenses incurred in connection with a proceeding.

24	Return to Index

(e)   “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture, or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(f)    “Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(g)   “Proceeding” means any threatened, pending or completed civil, criminal, administrative, or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involved foreign, federal, state, or local law and which is brought by or in the right of the corporation or by any other person.

25	Return to Index

ARTICLE XIII. SEAL

This corporation shall have no seal.

26	Return to Index

ARTICLE IX. AMENDMENTS

SECTION 9.01.       By Shareholders. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

SECTION 9.02.       By Directors. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

SECTION 9.03.       Implied Amendment. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

27	Return to Index